UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the

SECURITIES EXCHANGE ACT OF 1934

____________________________________

Date of Report (Date of earliest event reported): January 19, 2018

ALGAE RESOURCE HOLDINGS INC

(Formerly Vershire Corporation).

(Exact Name of Registrant as Specified in Charter)

Nevada	333-199029	98-1190597
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Suite 1609, Jie Yang Building, 271 Lockhart Road, Wanchai, Hong Kong	N/A
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code:	Tel: +852 2989 0251 Fax: +852 2149 7094

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 3.03 Material Modification to Rights of Security Holders.

The Board of Directors of Algae Resource Holdings Inc. (formerly Vershire Corporation), a Nevada corporation (the "Company"), has approved a reverse stock split of the Company's common stock, par value $0.001 per share (the "Common Stock"), at a ratio of One-for-Twenty without reducing the authorized number of shares of our Common Stock (the "Reverse Stock Split").

Reason for the Reverse Stock Split

Our Board believes that the current structure of our common stock is not ideal for new investors which could harm our business and its future prospects.

Effects of the Reverse Stock Split on Our Common Stock

The Reverse Stock Split of twenty shares of existing Common Stock will be combined into one share of Common Stock without reducing the authorized number of shares of our Common Stock. This would result (without giving effect to the treatment of fractional shares) based on the 11,000,000 shares of Common Stock issued and outstanding as of such date to 550,000 shares of Common Stock after the Reverse Stock Split.

The Reverse Stock Split will affect all holders of our Common Stock uniformly and will not change any stockholder's percentage ownership interest in us, except that, as described below under "Fractional Shares." We will round up fractional shares to the nearest whole share of Common Stock for any fractional shares in connection with the Reverse Stock Split. In addition, our current expectation is that the Reverse Stock Split will not affect any stockholder's proportionate voting power, subject to the treatment of fractional shares and the matters discussed below under "Fractional Shares."

The Reverse Stock Split will not affect the number of authorized shares of capital stock, and, therefore, will have the effect of an increase in the number of authorized but unissued shares of common stock. Authorized but unissued shares of our common stock are available for future issuance as may be determined by our Board without further action by our stockholders, unless stockholder approval is required by applicable law or securities exchange listing requirements in connection with a particular transaction. These additional shares may be issued in the future for a variety of corporate purposes, including, but not limited to, raising additional capital, corporate acquisitions, and equity incentive plans. Except for a stock split or stock dividend, future issuances of common shares will dilute the voting power and ownership of our existing stockholders and, depending on the amount of consideration received in connection with the issuance, could also reduce stockholders' equity on a per share basis.

Fractional Shares

We will round up fractional shares to the nearest whole share of common stock for any fractional shares in connection with the Reverse Stock Split.

Non-Certificated Shares; Certificated Shares

As soon as practicable after filing the Certificate of Amendment effecting the Reverse Stock Split with the Secretary of State of the State of Nevada, stockholders will receive instructions for the exchange of their Common Stock certificates for new certificates representing the appropriate number of shares of Common Stock after the Reverse Stock Split. Each current certificate representing shares of Common Stock will until so exchanged be deemed for all corporate purposes after the filing date to evidence ownership of our Common Stock in the proportionately reduced number.

Stockholders should NOT destroy any stock certificates or submit their stock certificates now and should submit them only after receive instructions from our Company.

State Filing

The Reverse Stock Split is effected by the Company filing a Certificate of Change (the "Certificate") pursuant to Nevada Revised Statutes ("NRS") Section 78.209 with the Secretary of State of the State of Nevada on January 14, 2018, 9:00 am. The Certificate is not effective until the Effective Date. Under Nevada law, no amendment to the Company's Articles of Incorporation is required in connection with the Reverse Stock Split. A copy of the Certificate is attached hereto as Exhibit 3.1 incorporate herein by reference.

Stockholder Approval Required

A Special Meeting Proxy Statement ("Proxy Statement") was furnished to stockholders of Algae Resource Holdings Inc. (formerly Vershire Corporation), a Nevada corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors (the "Board") for use at the Company's Special Meeting of Stockholders (the "Special Meeting") was held on January 3, 2018, at 10:00 a.m. local time at Suite 705, 7/F Siu On Center, 188 Lockhart Road, Wanchai, Hong Kong, and at any adjournments or postponements thereof. The proxy materials, including Proxy Statement and the proxy card or voting instructions, were being distributed and made available on or about January 2, 2018, with all shareholders consenting to a short notice of the Special Meeting.

During the Special Meeting, the stockholders had voted and approved an amendment to our Amended Articles of Incorporation to effect a reverse stock split of our Common Stock at a ratio of one (1) Common Stock for twenty (20) Common Stock, without reducing the authorized number of shares of our Common Stock through the filing of a Certificate of Change Pursuant to NRS 78.209 (the "Certificate of Amendment").

As described herein, the Company has complied with these requirements.

Item 8.01 Submission of Matters to a Vote of Security Holders.

On January 3, 2018, the Company held a special meeting of stockholders (the "Special Meeting") in Hong Kong. At the Special Meeting, the proposals set forth below were submitted to a vote of the Company's stockholders. The final voting results are as following:

	For	Against	Abstain
1. The amendment to the Amended Articles of Incorporation to effect a reverse stock split.	11,000,000	-	-

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
3.1	Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (After Issuance of Stock), as filed by Vershire Corporation with the Secretary of State of the State of Nevada on January 16, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 22, 2018	VERSHIRE CORPORATION.

By: /s/ Daobing Song
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Name: Daobing Song
Title: President, Chief Executive Officer, Director